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                                  EXHIBIT 10.28




May 15, 2000

Tim Lynch
Chief Financial Officer
InterMune Pharmaceutical, Inc.
1710 Gilbreth Road, 3rd Floor
Burlingame, CA  94010

Re: Additional Leased Space

Dear Tim,

The American Heart Association ("Landlord") proposes the following lease terms for the additional space desired by InterMune Pharmaceutical ("Tenant").

Premises: Approximately 462 rentable square feet on the first floor of 1710 Gilbreth Road, Burlingame, California as outlined on the attached plan.

Lease Term/Commencement Date: The term of this lease shall commence on August 1, 2000 and terminate December 15, 2004.

Rental Rate: The monthly rent shall be $2.65 per square foot. On December 16, 2001 and each anniversary of that date the rental rate shall be increased by $.10 per rentable square foot.

Tenant Improvements: The Tenant shall accept the Premises in an as-is condition.

Prepaid Rent/Security Deposit: None

Use: General Office Storage

Signage: None

Subleasing: Tenant shall not have the right to sublease all or part of the premises during the term of this lease.

Brokerage Commission: None

It is understood by the Landlord and Tenant that this document is intended to create s binding agreement between the parties.

All other terms of the lease dated November 15, 199 continue to remain in full force and effect.

Please indicate acceptance of the terms of this lease by signing and returning a copy of this letter to me no later than June 15, 2000.

Very truly yours,



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Sunder Joshi
Senior Vice President, Corporate Operations



Landlord                                    Tenant:
American Heart Association                  InterMune Pharmaceutical, Inc.
Western States Affiliate

By: /s/ SUNDER JOSHI                        By: /s/ TIM LYNCH
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Its: SVP Corporate Operations               Its: CFO
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Date: 12/22/99                              Date: 12/8/99
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